Exhibit 99

[Wendy’s International, Inc. Logo]

CORPORATE NEWS	One Dave Thomas Boulevard
P.O. Box 256
Dublin, Ohio 43017

Wendy’s International, Inc. reports robust April sales

Wendy’s U.S. company same-store sales increased 8.3% – 8.4%

Tim Hortons same-store sales up 9.0% – 9.2% in Canada and 12.4% in the U.S.

     DUBLIN, Ohio (May 3, 2004) – Wendy’s International, Inc. (NYSE: WEN) today announced continued strong same-store sales trends for the April period, which ended on May 2, 2004. The Company also confirmed the voting results from its Annual Meeting of Shareholders held on April 22.

     For the month of April, preliminary same-store sales were:

AVERAGE	April	April
SAME-STORE SALES	2004	2003
Wendy’s U.S. Company	8.3 - 8.4%	(2.8%)
Wendy’s U.S. Franchise	6.3 - 6.6%	(1.8%)
Tim Hortons Canada	9.0 - 9.2%	2.9%
Tim Hortons U.S.	12.4%	1.1%

     “Our core businesses continue to produce very strong sales,” said Chairman and Chief Executive Officer Jack Schuessler. “Our operators and franchisees are doing a great job as we position our brands at the top end of the quick service restaurant industry with quality products and service.”

     Wendy’s® introduced its Chicken Temptations™ sandwiches in April and will promote the three new sandwiches with national advertising through the end of May. Wendy’s is testing new “Meals for Carb Counters” in six U.S. markets. The meals feature either a cheeseburger or grilled chicken breast on a bed of Romaine lettuce, topped with slices of tomato and red onion, along with a Caesar side salad and a medium Diet Coke®. The cheeseburger combo meal has just six grams of carbohydrates, while the grilled chicken combo meal has eight. Wendy’s also continues to increase sales with its electronic payment (E-Pay) initiative, which is now in 80% of its system.

     Tim Hortons® second quarter product features include a Maple themed baked goods promotion and a new egg salad sandwich. Tim Hortons announced on April 23 that it has won a bid to acquire Bess Eaton restaurants throughout Rhode Island, Connecticut and Massachusetts. Once a 10-day appeal period has passed and the closing occurs, the 42 restaurants will be re-imaged and operated as Tim Hortons. Tim Hortons has 184 restaurants in the U.S. – western New York, Michigan, Ohio, West Virginia, Kentucky and Maine – and 2,358 restaurants in Canada.

Shareholders elect new directors and approve compensation program
     During the Company’s Annual Meeting of Shareholders on April 22, four directors were elected to the Wendy International, Inc. Board. Shareholders re-elected Janet Hill, Vice President of Alexander & Associates, Inc., and Paul House, President and Chief Operating Officer of Tim Hortons. New directors elected by shareholders were John R. Thompson, Senior Vice President and General Manager of BestBuy.com, and J. Randolph Lewis, Senior Vice President of Distribution and Logistics for Walgreen Co.

     Shareholders also approved the Company’s 2003 Stock Incentive Plan, which will transition the Company from stock options to restricted stock, and ratified the selection of PricewaterhouseCoopers LLP as the independent public accountants of the Company for 2004. More information about the Stock Incentive Plan and the Board of Directors is available at www.wendys-invest.com.

Upcoming sales and earnings disclosure dates established
     The Company plans to publish sales for the May period on Thursday, June 3 (the previously announced date was June 2). Financial results for the second quarter will be published on Thursday, July 22.

Management plans Fall Analyst and Investor Meeting on September 29-30
     The Company will host its Fall Analyst and Investor Meeting on September 29-30, 2004, in Dublin, Ohio. The meeting will feature the Wendy’s and Tim Hortons brands, as well as management presentations, which will be available as a webcast.

Wendy’s International, Inc. overview
     Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with quality brands – Wendy’s Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh® Mexican Grill. The Company invested in two additional quality brands during 2002 – Cafe Express™ and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

     Wendy’s Old Fashioned Hamburgers® was founded in 1969 by Dave Thomas and is the third largest quick-service hamburger restaurant chain in the world, with 6,500 restaurants in the United States, Canada and international markets. More information about Wendy’s is available at www.wendys.com.

     Tim Hortons was founded in 1964 by Tim Horton and Ron Joyce and is the largest coffee and fresh baked goods restaurant chain in Canada. There are 2,358 Tim Hortons restaurants in Canada and 184 in the U.S. More information about Tim Hortons is available at www.timhortons.com.

     Baja Fresh Mexican Grill was founded in 1990 by Jim and Linda Magglos and is the leader in quality, fast-casual Mexican food. The chain has 294 restaurants in the United States. More information about Baja Fresh is available at www.bajafresh.com.

     Cafe Express was founded in 1984 by Robert Del Grande and Lonnie Schiller. The fast-casual, bistro-style restaurant chain has 18 units in Texas. Wendy’s International, Inc. owns 70% of Cafe Express and chain’s results were consolidated beginning in February 2004. More information about Cafe Express is available at www.cafe-express.com.

     Pasta Pomodoro was founded in 1994 by Adriano Paganini and operates 36 fast-casual, fresh Italian style restaurants in California and Arizona. Wendy’s International, Inc. owns 25%

(fully diluted) of Pasta Pomodoro. More information about Pasta Pomodoro is available at www.pastapomodoro.com.

Cafe Express is a trademark of Cafe Express, LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

Diet Coke is a registered trademark of The Coca-Cola Company

CONTACT:
John Barker (614-764-3044 or john_barker@wendys.com)
Marsha Gordon (614-764-3019 or marsha_gordon@wendys.com)

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.